UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 24, 2008
IDEARC INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261
(Address of Principal Executive Offices)
(972) 453-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
     On October 30, 2008, Idearc Inc. (the “Company”) issued a press release announcing its financial results for the three months and nine months ended September 30, 2008. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The Company’s press release and related financial schedules include financial information prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as well as non-GAAP financial information. The non-GAAP financial information includes:
•	EBITDA, which is earnings before interest, taxes, depreciation and amortization;

•	EBITDA margin, which is EBITDA divided by total operating revenue;

•	adjusted pro forma consolidated statements of income;

•	adjusted pro forma EBITDA; and

•	adjusted pro forma EBITDA margin.
     EBITDA is determined by the Company by adding depreciation and amortization to its operating income. EBITDA margin is calculated by dividing EBITDA by total operating revenue. Management believes that EBITDA and EBITDA margin are useful to investors and other users of its financial information in evaluating the Company’s operating performance. EBITDA and EBITDA margin are used internally to evaluate current operating expense efficiency and operating profitability on a more variable cost basis by excluding interest, tax, depreciation and amortization expenses. In addition, EBITDA is used internally for incentive compensation purposes.
     The adjusted pro forma consolidated statements of income represent the Company’s consolidated statements of income prepared in accordance with GAAP as modified to (i) eliminate transition costs associated with its spin-off from Verizon Communications Inc., (ii) eliminate costs associated with a one-time stock-based compensation award granted to most of its employees shortly after the spin-off, and (iii) eliminate restructuring costs associated with a strategic organizational realignment and market exit activities. Descriptions of the adjustments made to prepare the Company’s adjusted pro forma consolidated statements of income are provided in the financial schedules accompanying the press release attached as Exhibit 99.1 to this Report.
     Management believes the presentations of adjusted pro forma operating performance assist readers in better understanding the Company’s results of operations and trends from period to period, consistent with management’s evaluation of the Company’s consolidated results of operations for a variety of internal measures including strategic business planning, capital allocation and incentive compensation. Management believes that the adjusted pro forma consolidated statements of income are more indicative of future operating results than GAAP results of operations because of the non-operational and/or non-recurring nature of the items eliminated. As a result of these factors, management provides this information externally, along with a reconciliation to their comparable GAAP amounts, so readers have access to the detail and general nature of adjustments made to GAAP results.
     Management believes that adjusted pro forma EBITDA and adjusted pro forma EBITDA margin assist readers in better understanding and evaluating the Company’s operating performance for the reasons described in the immediately preceding paragraph.
     Management provides non-GAAP financial information to enhance the understanding of the Company’s GAAP consolidated financial statements and readers should consider the information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 24, 2008, the Company notified the administrative agent under its Credit Agreement, dated November 17, 2006, among the Company and the lenders and agents from time to time party thereto (the “Credit Facility”), to request a $247 million borrowing under its existing $250 million revolving credit facility (the “Revolver”). The Company made this borrowing under the Revolver to increase its cash position to preserve its financial flexibility in light of the current uncertainty in the credit markets. In accordance with the terms of the Credit Facility, the Company intends to use the proceeds from the borrowing for general corporate purposes.
     Subsequent to the borrowing described above, the outstanding balance of the Revolver is approximately $249 million, consisting of $247 million in outstanding loans and approximately $2 million in outstanding letters of credit. The remaining undrawn amount of the Revolver after giving effect to the borrowing described above is approximately $1 million. All amounts outstanding under the Revolver must be repaid by November 17, 2011.
     Borrowings under the Revolver bear interest at a per annum rate equal to, at the Company’s option, either (a) the prime rate plus an Applicable Margin, or (b) adjusted LIBOR plus an Applicable Margin. The Applicable Margin ranges from 0.25% to 0.50% for loans with interest rates determined by reference to the prime rate and 1.25% to 1.50% for loans with interest rates determined by reference to adjusted LIBOR, depending on the Company’s leverage ratio.
     The Company has the right to prepay any amount borrowed under the Credit Facility, in whole or in part, without premium or penalty. Obligations under the Credit Facility are secured by a lien on substantially all of the Company’s and its domestic subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property. Any past-due amounts would bear interest at a rate equal to 2.00% per annum above the applicable interest rate.
     The Credit Facility requires the Company to meet minimum financial requirements, including that the Company maintain a consolidated leverage ratio not to exceed 7.25 to 1.00 as of the last day of each fiscal quarter, and includes covenants that restrict the Company’s and its restricted subsidiaries’ ability to incur additional debt, pay dividends and other distributions, create liens, merge, liquidate or consolidate, make investments and acquisitions, sell assets, enter into sale and leaseback transactions and swap transactions, and enter into agreements with affiliates.
     The Credit Facility contains customary events of default, including, without limitation, defaults on payments of the amounts borrowed under the Credit Facility, defaults on payments of other material indebtedness, breaches of representations and warranties in material respects, covenant defaults, certain events of bankruptcy and insolvency, rendering of material judgments, the occurrence of certain ERISA defaults, failure of any guarantee of the amounts borrowed under the Credit Facility to be in full force, invalidity of the liens securing the amounts borrowed under the Credit Facility, change in control of the Company or material breach of certain of the Company’s agreements with Verizon Communications that could have a material adverse effect.
     All of the Company’s present and future domestic subsidiaries (other than certain insignificant subsidiaries) are guarantors under the Credit Facility unless such subsidiaries are designated as “unrestricted” subsidiaries under the Credit Facility.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 24, 2008, the Company was notified by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. Under applicable NYSE rules, the Company generally has six months to return to compliance with this requirement. The Company expects that its common stock will remain listed on the NYSE during this six-month period.
     If the average trading price of the Company’s common stock does not sufficiently improve, the Company’s Board of Directors and management intend to consider a reverse stock split and other possible alternatives. If the Board decides to seek stockholder approval for a reverse stock split, the Company must do so no later than its 2009 annual meeting of stockholders, which is scheduled currently for May 2009.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported in the Form 8-K filed on June 2, 2008, the Company entered into an employment agreement with Scott W. Klein in May 2008 in connection with his appointment as Chief Executive Officer of the Company. Under the terms of the agreement, the Company agreed to provide Mr. Klein with certain benefits related to his relocation from Chicago, Illinois to Dallas, Texas.
      On October 29, 2008, the Company's Board of Directors approved an additional relocation benefit for Mr. Klein whereby he will receive approximately $3.78 million for his Chicago home, which amount represents his approximate cost basis in the home. The Company has agreed to assume the risk of loss to the extent the home is sold for less than Mr. Klein's cost basis. The current appraised value of the home is approximately $2.75 million. Additionally, the Company has agreed to pay the expenses associated with selling Mr. Klein's home, including closing costs and fees of a relocation firm.
      This additional relocation benefit will result in taxable income to Mr. Klein. The Company has agreed to make an additional payment to him to offset the resulting tax liability. Assuming the home is sold for appraised value, the amount payable by the Company for this tax benefit would be approximately $650,000. The actual amount payable to Mr. Klein for this tax benefit will depend upon the actual sale price of the home and the closing costs and other fees paid by the Company.
      The Board approved this benefit in light of the deterioration in the housing and credit markets in an effort to eliminate distractions associated with Mr. Klein's relocation and to permit Mr. Klein to focus his full attention on his Company responsibilities.
Item 7.01 Regulation FD Disclosure.
     See Item 2.02. Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Idearc Inc. press release, dated October 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.
By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President, General Counsel and Secretary

Date: October 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Idearc Inc. press release, dated October 30, 2008